UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): March 4, 2021

NXP Semiconductors N.V.
(Exact name of Registrant as specified in charter)

Netherlands	001-34841	98-1144352
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification number)

60 High Tech Campus
Eindhoven
Netherlands	5656 AG
(Address of principal executive offices)	(Zip code)

+31	40	2729999
(Registrant’s telephone number, including area code)

NA
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Number of each exchange on which registered
Common shares, EUR 0.20 par value	NXPI	The Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933

(§230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2).
                                        Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act      ☐

Item 8.01 Other Events.

On March 4, 2021, the Board of Directors of NXP Semiconductors N.V. (the "Company" or "NXP") approved the payment of an interim dividend of $0.5625 per ordinary share for the first quarter of 2021. The interim dividend reflects an increase of 50 percent from the prior quarterly dividend and will be paid in cash on April 5, 2021 to shareholders of record as of March 15, 2021. Additionally, the Board of Directors of the Company approved a new $2 billion 2021 share repurchase program. The new $2 billion share repurchase authorization is in addition to $640 million remaining for repurchase under the previously authorized share repurchase program.

A copy of the Company's press release announcing the dividend payment and share repurchase program is attached as Exhibit 99.1 to this Current Report on Form 8-K, and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

99.1	Press release dated March 4, 2021 entitled: “NXP Semiconductors Announces a 50 percent Increase in the Quarterly Dividend and Adoption of 2021 Share Repurchase Program”.

104	Cover Page Interactive Data File (formatted as Inline XBRL).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NXP Semiconductors N.V.

By: /s/ Dr. Jean A.W. Schreurs
Name: Dr. Jean A.W. Schreurs
Title: SVP and Chief Corporate Counsel
Date: March 4, 2021